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                                                                    EXHIBIT 10.3


                                MARC HOWARD SEGAN
                          c/o M.H. Segan & Company Inc.
                               18 East 16th Street
                               New York, NY 10003

                                                                    May 13, 1999

Quadlogic Controls Corporation
520 Eighth Avenue
New York, NY 10018

Attention: Sayre Swarztrauber, Chairman

                    Re: Promissory Note dated as of February 29, 1996 given by Quadlogic Controls Corporation ("QLC") to Marc Howard Segan (the "Note")

Dear Sayre:

                 This is to confirm that you have requested that the principal payments due under the Note be deferred until July 1, 1999, at which time the regularly scheduled payments of $15,000.00 per month will commence, and that the term of the loan be extended three (3) months. I am willing to agree to your request provided QLC agrees to the following:

                1. The payments due on April 1, May 1 and June 1, 1999, shall be interest only at the rate of 12.950% per annum, payable in installments of $7,122.50 per month.

                2. Commencing July 1, 1999, QLC shall pay monthly installments of interest and principal in the amount of $15,000.00, with interest at the rate of 12.950% per annum and the principal amount of $660,000.00 fully amortizing over sixty (60) months. Therefore the Maturity Date (as defined in the Note) shall be extended to June 1, 2004.

                3. If an Event of Default (as defined in the Note) shall occur, I shall have the right to immediately exercise any and all remedies available under the Note.

                4. QLC agrees that any waiver of my rights under the Note shall only be in a writing signed by me and shall not constitute a continuing waiver or a waiver of any other rights, including, but not limited to, the right to enforce a Late Charge (as defined in the Note).

                5. QLC represents, warrants and agrees that the Note constitutes a valid and binding obligation enforceable in accordance with its terms, that no defense exists to QLC's obligations thereunder and that the Note is hereby ratified and confirmed in all respects.




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                6.  The person signing below has the full power and authority to enter into this agreement, which has been duly authorized by a resolution of the Board of Directors of QLC.

                                            Very truly yours,


                                            /s/ Marc Howard Segan
                                            Marc Howard Segan

AGREED:
QUADLOGIC CONTROLS CORPORATION              Witness:

By: /s/ Doron Shafrir
    ---------------------------------       --------------------------------
     Name:  Doron Shafrir                   Name:
     Title:  President                      Title:  Secretary

                                                   [CORPORATE SEAL]



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PROMISSORY NOTE
---------------

$660,000.00                                          New York, New York
                                                     as of February 29, 1996

         FOR VALUE RECEIVED QUADLOGIC CONTROLS CORPORATION, a New York corporation, having an office at 520 Broadway, 6th Floor, New York, NY 10012 (hereinafter referred to as "Maker"), promises to pay to the order of MARC HOWARD SEGAN, an individual having an address c/o M.H. Segan & Company Inc., 18 East 16th Street, New York, NY 10003 (hereinafter referred to as "Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIX HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:

                1. The sum of $4,000.00 on the first day of April, 1996 and on the first day of each calendar month thereafter up to and including the first day of March, 1997; each of such payments to be applied to the payment of interest computed at the Applicable Interest Rate;

                2. The sum of $5,000.00 on the first day of April, 1997 and on the first day of each calendar month thereafter up to and including the first day of March, 1998; each of such payments to be applied to the payment of interest computed at the Applicable Interest Rate;

                3. The sum of $6,000.00 on the first day of April, 1998 and an the first day of each calendar month thereafter up to and including the first day of March, 1999; each of such payments to be applied to the payment of interest computed at the Applicable Interest Rate;

                4. The sum of $15,000.00 on the first day of April, 1999, and on the first day of each calendar month thereafter up to and including the first day of February, 2004; each of such payments to be applied as follows: (a) to the payment of interest computed at the Applicable Interest Rate; and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum and all interest thereon and all other sums due under this Note shall be due and payable on the first day of March, 2004 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year consisting of twelve (12) months of thirty (30) days each.

                The term "Applicable Interest Rate" as used in this Note shall mean:

                1. During the period from March 1, 1996 through and including February 28, 1997 the rate of seven and 273/1000 percent (7.273%) per annum.







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                2.  During the period from March 1, 1997 through and including
                    February 28, 1998 the rate of nine and 91/1000 percent (9.091%) per annum.

                3. During the period from March 1, 1998 through and including February 28, 1999 the rate of ten and 909/1000 percent (10.909%) per annum.

                4. During the period from March 1, 1999 through and including the Maturity Date the rate of twelve and 950/1000 percent (12.950%) per annum.

                The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon, all prepayment consideration set forth hereinafter, and all other sums due under this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee upon the occurrence of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) (hereinafter an "Event of Default"):

                1. if any payment required in this Note is not paid within forty-five (45) days of the date when due;

                2. the entry by court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Maker in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or (B) a decree or order adjudging the Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Maker or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                3. the commencement by the Maker of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Maker in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Maker or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay debts generally



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                as they become due, or the taking of corporate action by the
                Maker in furtherance of such action.

                In the event that it should become necessary to employ counsel to collect the Debt, Maker also agrees to pay reasonable attorney's fees and expenses for the services of such counsel whether or not suit be brought.

                Maker does hereby agree that upon the occurrence of an Event of Default or upon the failure of Maker to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum at a rate equal to the greatest of (i) fifteen percent (15%) per annum; (ii) the Applicable Interest Rate; or (iii) three percent (3%) above such fluctuating rate of interest as is publicly announced by Citibank, N.A. in New York City as its "Base Rate", as such Base Rate shall change from time to time but in no event in excess of the maximum rate of interest which Maker may by law pay to be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. This charge shall be added to the Debt. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

                Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

                This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

                If any sum payable under this Note is not paid within fifteen
(15) days after the date on which it is due (a "Delinquent Payment"), Maker shall pay to Payee upon demand an amount equal to the lesser of two percent (2%) of such Delinquent Payment or the maximum amount permitted by applicable law (the "Late Charge"). Notwithstanding the preceding sentence, the Late Charge for any Delinquent Payment occurring within twelve (12) months of a prior Delinquent Payment shall equal the lesser of five percent (5%) of such Delinquent Payment or the maximum amount permitted by applicable law.

                Maker shall have no right to prepay this Note except as specifically set forth herein. Maker shall have no right to prepay this Note in part. Maker, upon thirty (30) days prior written notice to Payee, shall have the privilege of prepaying the entire principal balance of this


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Note on any date upon paying to Payee, as consideration for such prepayment privilege, a sum equal to:

                (i) $100,000.00 if such prepayment occurs during the period from the date hereof through and including February 28, 1999;

                (ii) $97,000.00 if such prepayment occurs during the period from March 1, 1999 through and including August 31, 1999;

                (iii) $81,000.00 if such prepayment occurs during the period from September 1, 1999 through and including February 29, 2000;

                (iv) $66,000.00 if such prepayment occurs during the period from March 1, 2000 through and including August 31, 2000;

                (v) $52,000.00 if such prepayment occurs during the period from September 1, 2000 through and including February 28, 2001;

                (vi) $39,000.00 if such prepayment occurs during the period from March 1, 2001 through and including August 31, 2001;

                (vii) $28,000.00 if such prepayment occurs during the period from September 1, 2001 through and including February 28, 2002;

                (viii) $18,000.00 if such prepayment occurs during the period from March 1, 2002 through and including August 31, 2002;

                (ix) $10,500.00 if such prepayment occurs during the period from September 1, 2002 through and including February 28, 2003;

                (x) $4,700.00 if such prepayment occurs during the period from March 1, 2003 through and including August 31, 2003.

                Maker shall have the right to prepay the entire principal balance of this Note on any date during the period from September 1, 2003 through and including February 29, 2004 without any prepayment consideration being due in connection therewith.

                This Note is given to evidence the total aggregate indebtedness owed by Maker to Payee under (i) that certain Royalty Agreement dated June 11, 1984 between Maker and M.H. Segan & Company, and assigned to Payee, and (ii) that certain agreement dated July 17, 1986 between Maker and Payee (collectively, the "Agreements"). Maker acknowledges that the prepayment consideration agreed herein is the result of extensive negotiations between Maker and Payee in settlement of a dispute as to the amounts now due under the Agreements; Payee has agreed to accept a reduced principal sum in exchange for Maker's agreement to pay such prepayment consideration, whether such prepayment is voluntary or involuntary; and that in the event of a prepayment or default hereunder, whether voluntary or involuntary, Payee will suffer a substantial loss if the entire prepayment consideration set forth hereinabove is not paid. Therefore, Maker agrees that upon Payee's acceleration of the principal sum due hereunder following the occurrence of an Event of Default, the entire amount of prepayment consideration set forth hereinabove shall become due and payable as if such date of acceleration were the date of prepayment set forth hereinabove.

                Maker represents that the principal sum hereunder is comprised of the sum of $105,000.00, representing royalties due under the Royalty Agreement dated June 11, 1984, the


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sum of $423,000.00, representing payment for Payee's stock in Maker under the agreement dated July 17, 1986, and the balance of said principal sum is comprised of previously accrued interest on said royalties.

                This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note.

                Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that this Note constitutes a valid and binding obligation of Maker.

                This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

                IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

Attest:                                    QUADLOGIC CONTROLS CORP.


                                           By:   /s/ Doron Shafrir
---------------------------------                -------------------------------
                                                 Name: Doron Shafrir
                                                 Title:   President


STATE OF NEW YORK                           )
                                            ) SS.
COUNTY OF NEW YORK                          )

                  On this 5th day of June, 1996 before me personally came, DORON SHAFRIR, to me known, who being by me duly sworn, did depose and say that he resides at BARAPAHO DR. __________________, is the President of Quadlogic Controls Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                              ---------------------------------




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